CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES D CONVERTIBLE PREFERRED STOCK


                          (PAR VALUE $.0001 PER SHARE)

                                       OF

                        GENUTEC BUSINESS SOLUTIONS, INC.

                          ----------------------------

                         PURSUANT TO SECTION 151 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          ----------------------------

      GenuTec Business Solutions, Inc., a Delaware corporation (the "CORPORATION"), certifies that pursuant to the authority conferred upon the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") by Clause "FOURTH", subclause (B) of the Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), its Board of Directors, by unanimous written consent of the Board of Directors dated as of November 6, 2007, adopted the following resolution creating a series of its Preferred Stock, par value $.0001 per share:

      RESOLVED, that (1) pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the
Corporation,   the   Board   of  Directors  hereby  establishes  and  designates
60,000 shares of the preferred stock, par value $.0001 per share, of the Corporation as "Series D Convertible Preferred Stock" (the "SERIES D PREFERRED STOCK"), and the powers, designations, preferences and relative, participating, optional and other rights of the Series D Preferred Stock and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth below in this Certificate of Designations (the "CERTIFICATE OF DESIGNATIONS") and (2) in connection therewith, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed on behalf of the Corporation and in its name to execute and file the Certificate of Designations with the Delaware Secretary of State:

      Section 1. DEFINITIONS. Capitalized terms used but not otherwise defined in this Certificate of Designations shall have the meanings set forth below:

            "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or pursuant to Section 6(e)(ii) deemed to have been issued) by the Corporation at any time, other than (A) the issuance of any shares of Common Stock upon conversion of any shares of Series D Preferred Stock or Series D Preferred Stock, (B) the grant of Options to purchase not in excess of 20% of the outstanding Common Stock, determined on a Fully Diluted Basis, to officers, directors or employees of the Corporation pursuant to any option plan approved by the Board of Directors, and the issuance of any shares of Common Stock upon exercise of any such Options, (C) the issuance of any shares of Common Stock upon exercise of Options or conversion of Convertible Securities outstanding on the Series D Original Issue Date, (D) the distribution as a dividend of Options to purchase Shares in a number not in excess of 50% of the Common Stock outstanding on the Series D Original Issue Date to holders of Common Stock of the Corporation on the Series D Original Issue Date, pursuant to the Rights Dividend, and the issuance of any shares of Common Stock upon exercise of any such Options, and (E) any other issuance of securities deemed by advance written consent of the Required Holders not to constitute "Additional Shares of Common Stock".

            "AFFILIATE" shall mean, with respect to any Person, any (A) director, officer or Holder holding 10% or more of the capital stock (on a fully diluted basis) or other evidence of beneficial interest of such Person, (B) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a director, officer or such 10% Holder of such Person), and (C) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

            "COMMON STOCK" shall mean the Class A voting common stock, par value $0.0001 per share, of the Corporation.

            "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of Stock (other than Common Stock), or other securities directly or indirectly, convertible into or exchangeable for Common Stock.

            "FULLY DILUTED BASIS" shall mean, for the purposes of determining the number of shares of Common Stock outstanding, a basis of calculation which takes into account (a) shares of Common Stock actually issued and outstanding at the time of such determination, plus, (b) that number of shares of Common Stock that is then issuable upon the exercise, exchange or conversion of all then outstanding shares of Series D Preferred Stock and all outstanding Options and Convertible Securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock.

            "HOLDERS" shall mean the Persons who shall, from time to time, own of record, or beneficially, any shares of Stock of the Corporation. The term "Holder" shall mean one of the Holders.

            "MANAGEMENT FEES" shall mean the aggregate amount of all management fees, advisory fees and similar remuneration or compensation paid by the Corporation or its Subsidiaries to the Holders of Series D Preferred Stock after the Series D Original Issue Date and on or prior to the date of any applicable distribution to the Holders of the Series D Preferred Stock pursuant to Section 4(a) of this Certificate of Designations.

            "OPTION" shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

            "PERSON"   shall  mean  an  individual,  a  corporation,  a  limited
liability company, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

            "PREFERRED STOCK" shall mean the preferred stock, par value $0.0001 per share, of the Corporation.

            "PROPERTY" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

            "REQUIRED HOLDERS" shall mean at any time the Holders of a majority of the shares of Series D Preferred Stock at the time outstanding.

            "RIGHTS DIVIDEND" shall mean the issuance by the Corporation, as a dividend to each holder on February 28, 2007 of its Common Stock outstanding, of warrants or other rights to acquire a number of additional shares of Common Stock equal to 50% of the number of shares of Common Stock held by such stockholder, each such warrant or other right (i) to have a ten year term, and to be initially exercisable after the first anniversary of the date of issuance thereof, and (ii) to have an exercise price per share of Common Stock purchasable thereunder equal to $0.15.

            "SALE OF THE CORPORATION" shall have the meaning ascribed to such term in Section 4(b) hereof.

            "SERIES C CERTIFICATE" shall mean the Certificate of Designations of the Series C Preferred Stock, as filed with the Secretary of State of the State of Delaware and in effect on the Series C Original Issue Date.

            "SERIES C ORIGINAL ISSUE DATE" shall mean November 6, 2007.

            "SERIES C PREFERRED STOCK" shall mean the Series C Convertible Preferred Stock, par value $0.0001 per share, of the Corporation.

            "SERIES D ORIGINAL ISSUE DATE" shall mean February 28, 2007.

            "STOCK" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock, partnership interests, membership interests and other evidences of any equity interest in any Person, including the Series C Preferred Stock, the Series D Preferred Stock and the Common Stock.

            "SUBSIDIARY" shall mean any corporation, limited liability company, business trust or other entity of which the Corporation directly or indirectly owns at the time 50% or more of the outstanding shares or other equity interests that represent either 50% of the voting power, 50% of the economic power, or control of the board of directors or comparable body of such corporation, limited liability company, trust or other entity, other than directors' qualifying shares.

      Section 2. PREFERENCES. The preferences of each share of Series D Preferred Stock with respect to the declaration and payment of dividends and with respect to distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall in every respect be equal to the preferences of every other share of Series D Preferred Stock and every share of Series C Preferred Stock from time to time outstanding, and prior and superior in right to such preferences of all other classes and series of Stock of the Corporation, whether now or hereafter authorized, including, without limitation, the Common Stock and any other series of Preferred Stock of the Corporation which may be created after the Series D Original Issuance Date,

            (a) except to the extent otherwise provided in Section 5(a) below, with respect to the declaration and payment of dividends,

            (b) except to the extent otherwise provided in Section 4(a) below, with respect to distributions upon a liquidation, dissolution or winding-up of the Corporation, and

            (c) except with respect to the rights or preferences of any series of Preferred Stock created after the Series D Original Issuance Date, if and to the extent that the terms of any such series of Preferred Stock (i) expressly state that such series shall be superior to or rank equally with the Series D Preferred Stock with respect to the declaration and payment of dividends and/or distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and (ii) have been approved by the consent of the Required Holders pursuant to Section 3(c) below.


      Section 3.  VOTING RIGHTS.

      (a) SINGLE CLASS. Except as otherwise required by law or as set forth herein, the Holders of Series D Preferred Stock shall be entitled to notice of any meeting of stockholders and to vote together with the Holders of Common Stock as a single class upon any matter submitted to the stockholders for a vote and shall have that number of votes per share as shall be equal to the number of shares of Common Stock (including fractions of a share) into which the Series D Preferred Stock is convertible pursuant to Section 6 hereof on the date for the determination of stockholders entitled to vote on such matter (without taking into account any insufficiency that may then exist in the number of shares of authorized Common Stock available for purposes of such conversion or any other condition to such conversion that may then be applicable).

      (b) SEPARATE CLASS. In any case where under provisions of applicable law or as set forth herein, the Series D Preferred Stock is entitled to vote as a separate class, Holders of the Series D Preferred Stock shall have one vote per share.

      (c) SERIES D PREFERRED STOCK SPECIAL VOTING RIGHTS. Except as expressly provided herein or as required by law, so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not take any of the actions set forth in clauses (i) through (x) below (whether by amendment to the Articles of Incorporation or By-laws of the Corporation or by reclassification, merger, consolidation, reorganization or otherwise) without the affirmative vote or written consent of the Required Holders, voting or consenting as a separate class:

            (i) increase or decrease the aggregate number of authorized shares of the Series D Preferred Stock or split, subdivide, or combine any shares of any class or series of Stock;


            (ii) cause an exchange or reclassification of all or part of the shares of Series D Preferred Stock into shares of another series or class;


            (iii) cause an exchange or reclassification of or create the right of exchange of all or part of the shares of another class or series into shares of Series D Preferred Stock;


            (iv) alter or change the designation, preferences, limitations or relative rights of all or part of the shares of the Series D Preferred Stock;


            (v) change the shares of all or part of the Series D Preferred Stock into a different number of shares of Series D Preferred Stock;


            (vi) create a new class or series of shares of Stock having rights or preferences with respect to dividends or with respect to distributions on liquidation, dissolution or winding up of the Corporation that are prior, superior, or substantially equal to the shares of the Series D Preferred Stock, or issues any such shares as may be authorized, including without limitation shares of the Corporation's Series D Preferred Stock;


            (vii) increase the preferences, relative rights or number of authorized shares of any class or series of Stock that, after giving effect to the amendment, have preferences or relative rights with respect to dividends or with respect to distributions on liquidation, dissolution or winding up of the Corporation that are prior, superior, or substantially equal to the shares of Series D Preferred Stock;


            (viii)sell all or substantially all of the assets of the Corporation or consolidate or merge into or with another corporation or other entity, or liquidate or dissolve;


            (ix) change the number of directors constituting the whole Board of Directors; or

            (x) effect any alteration, amendment, repeal or waiver of the Articles of Incorporation or By-laws of the Corporation or of any provision thereof.

      (d) ELECTION OF DIRECTORS. The Holders of a majority of the outstanding shares of Series D Preferred Stock shall have the right, to the exclusion of all other classes or series of the Corporation's capital stock, voting at a meeting of stockholders called for the purpose or by written consent, separately from the Common Stock, to elect three (3) directors, or if greater than three (3) such number of directors as shall constitute a majority of the directors constituting the whole Board of Directors, to serve on the Board of Directors. Such directors shall comprise a separate class of directors and be referred to as "SERIES D PREFERRED DIRECTORS." Each Series D Preferred Director so elected shall serve until such Person's successor is duly elected by Holders of the Series D Preferred Stock or removed by vote of the Series D Preferred Stock, the Holders of the Series D Preferred Stock being the only Persons entitled to elect or remove a Series D Preferred Director. No reason need be given by the Holders of the Series D Preferred Stock for the removal by the Holders of the Series D Preferred Stock of a Series D Preferred Director. If Holders of the Series D

Preferred Stock for any reason fail to elect anyone to fill any such directorship, the position shall remain vacant until such time as Holders of the Series D Preferred Stock elect a Series D Preferred Director to fill the position, and it shall not be filled by resolution or vote of the Board of Directors or the other stockholders of the Corporation. All directors other than the Series D Preferred Directors shall be elected by the Holders of the Series D Preferred Stock and the Holders of the Common Stock voting as a single class in accordance with subsection (a) of this section 3.

      Section 4.  LIQUIDATION RIGHTS.

            (a) SERIES D PREFERRED STOCK PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, distributions to the Holders of shares of the Series D Preferred Stock shall be made, out of the assets of the Corporation available for distribution to its stockholders (after payment or provision for payment of all debts and liabilities of the Corporation), in the following manner and order:

            FIRST: The Holders of shares of the Series D Preferred Stock shall be entitled to be paid (ratably in accordance with the respective number of such shares held by each such Holder), before any payment shall be made to the Holders of any other class or series of Preferred Stock (other than the Series C Preferred Stock) or the Holders of any Common Stock, an amount equal to (A) 40% of the sum of (i) the aggregate amount of all distributions made to the Holders of the Series D Preferred Stock pursuant to this paragraph FIRST, PLUS (ii) the aggregate amount of all distributions made to the Holders of the Series C Preferred Stock pursuant to paragraph FIRST of Section 4(a) of the Series C Certificate, PLUS (iii) all Management Fees (if any) paid on or prior to the date of such distribution hereunder, MINUS (B) the aggregate amount of such Management Fees, until the aggregate amount received by the Holders of the Series D Preferred Stock pursuant to this paragraph FIRST together with the aggregate amount received by the Holders of the Series C Preferred Stock pursuant to paragraph FIRST of Section 4(a) of the Series C Certificate and the aggregate amount of all such Management Fees shall be equal to $12,500,000;

            SECOND: After the Holders of the Series D Preferred Stock shall have received all payments they are entitled to receive pursuant to the foregoing paragraph FIRST, and the Holders of the Series C Preferred Stock shall have received all payments which they are entitled to receive under paragraph FIRST and paragraph SECOND of Section 4(a) of the Series C Certificate, the Holders of shares of Series D Preferred Stock shall be entitled to be paid (ratably in accordance with the respective number of such shares held by each such Holder), before any further payment shall be made to the Holders of any other class or series of Preferred Stock or the Holders of any Common Stock, 100% of all additional amounts (if any) available for distribution to the stockholders of the Corporation, until the aggregate amount received by the Holders of the Series D Preferred Stock pursuant to this paragraph SECOND shall be equal to $4,000,000; and

            THIRD: After the Holders of the Series D Preferred Stock shall have received all payments which they are entitled to receive pursuant to the foregoing paragraph SECOND and the Holders of the Series C Preferred Stock shall have received all payments which they are entitled to receive pursuant to paragraph SECOND of Section 4(a) of the Series C Certificate, all remaining amounts (if any) available for distribution to the stockholders of the Corporation shall be paid to the Holders of the Series C Preferred Stock, the Holders of the Series D Preferred Stock and the Holders of the Common Stock, ratably in accordance with the respective number of shares of Common Stock then held by each such Holder (determined as though, immediately prior to such distribution, all outstanding shares of Series C Preferred Stock and all outstanding shares of Series D Preferred Stock had been converted into shares of Common Stock in accordance with the applicable provisions of the Series C Certificate and this Certificate of Designations, respectively); PROVIDED, HOWEVER, that if, at the time such distributions are made, SeaView Mezzanine Fund LP shall have the right, by reason of its ownership of shares of Series D Preferred Stock, to elect a majority of all members then constituting the Board of Directors of the Corporation, then the aggregate amount that would have been distributed to the Holders of Series C Preferred Stock and the Holders of Series D Preferred Stock pursuant to the foregoing provisions of this paragraph THIRD shall instead be distributed 50% to the Holders of Series C Preferred Stock and 50% to the Holders of Series D Preferred Stock (in each case ratably in accordance with the number of shares of the respective series held by each Holder of such series).

            (b)   TREATMENT OF MERGERS, CONSOLIDATIONS,  AND  SALES  OF  ASSETS.
      Unless the Required Holders agree in writing otherwise, a Sale of the Corporation shall be deemed to be a liquidation, distribution or winding-up of the Corporation for purposes of this Section 4. The term "SALE OF THE CORPORATION" shall mean (i) a sale or exclusive license of all or substantially all of the assets of the Corporation, (ii) any reorganization, recapitalization, merger, or consolidation where the voting securities of the Corporation outstanding immediately preceding such transaction or the voting securities issued with respect to the voting securities of the Corporation outstanding immediately preceding such transaction represent less than 50% of the voting securities of the Corporation or surviving entity, as the case may be, following such transaction, or (iii) a transaction or series of related transactions resulting in the issuance or transfer of shares representing 50% or more of the voting securities of the Corporation (other than any acquisition of such shares directly from the Corporation solely for cash in which no one Person or group of Persons that are Affiliates of each other acquires securities representing in the aggregate 50% or more of the total voting power of the voting securities of the Corporation). A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the Subsidiaries' assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a sale of substantially all of the assets of the Corporation for purposes of the foregoing definition. Notwithstanding the foregoing, the term "SALE OF THE CORPORATION" shall not include any merger or consolidation of the Corporation with or into Consolidated Call Center Corporation, or any other business combination involving the Corporation and such corporation or its affiliates. The Corporation shall promptly provide to the Holders of shares of the Series D Preferred Stock such information concerning the terms of any Sale of the Corporation as may reasonably be requested by the Holders of shares of the Series D Preferred Stock.

            (c) DISTRIBUTIONS OTHER THAN CASH. Unless the Required Holders determine otherwise, all payments made pursuant to this Section 4 shall be made in cash. If the amount to be distributed to the Holders of the Series D Preferred Stock upon any liquidation, distribution or winding-up (including any transaction treated as such pursuant to subsection (c) above) shall be other than cash, the fair market value of the property, rights, or securities distributed to such Holders shall be determined in good faith by the Board of Directors.

      Section 2.  DIVIDENDS.

            (a) DECLARATION OF DIVIDENDS. The Holders of shares of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, dividends payable in cash on each occasion on which dividends are declared and paid on the Common Stock (other than a dividend on the Common Stock payable solely by issuance of additional shares of Common Stock), in each case in an amount per share of Series D Preferred Stock equal to the product of
      (i) the amount of the dividend per share then declared on the Common Stock, multiplied by (ii) the number of shares of Common Stock (including any fraction thereof) into which each share of Series D Preferred Stock held by each Holder thereof could be converted pursuant to the provisions of Section 6 hereof, such number to be determined as of the close of business on the last business day preceding the record date for the payment of such dividend. Except for dividends on the Common Stock payable solely by issuance of additional shares of Common Stock, no dividend declared on any class or series of Stock shall be payable other than in cash without the affirmative vote or written consent of the Required Holders.

            (b) LIMITATION ON CERTAIN DISTRIBUTIONS. So long as any shares of Series D Preferred Stock shall be outstanding, without the written consent of the Holders of all of the then outstanding shares of Series D Preferred Stock, except as provided in subsection (a) of this Section 5, the Corporation shall not make, declare or pay any dividend on, or redeem or repurchase or make any other direct or indirect distribution in respect of any other shares of Stock of the Corporation of any class or series; provided, however, that the foregoing restrictions shall not apply to any dividend payable solely in shares of any class or series of Stock of the Corporation ranking, as to dividends and as to distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Corporation, junior to the Series D Preferred Stock (or payable solely in options, warrants or rights to purchase or acquire any such Stock).

      Section 3. CONVERSION OF SERIES D PREFERRED STOCK. The Holders of the Series D Preferred Stock shall have conversion rights as follows:

            (a)   SERIES D PREFERRED STOCK.

                         (i) At any time and from time to time, each issued and outstanding share of Series D Preferred Stock shall be convertible, at the option of the Holder thereof or at the option of the Corporation, without the payment of any additional consideration therefor, into 2,000 fully paid and nonassessable shares of Common Stock, subject to adjustment as provided in Section 6(e) below.

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

                         (ii) VOLUNTARY CONVERSION OF SERIES D PREFERRED STOCK. All outstanding shares of Series D Preferred Stock shall, upon the vote or written consent of the Required Holders, be automatically converted into the number of shares of Common Stock into which such Series D Preferred Stock is convertible pursuant to Section 6(a)(i), without any further action by the Holders of such shares. The effective date of conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date the vote is taken. Notice thereof shall be given by the Corporation to the Holders of Series D Preferred Stock at least ten (10) days prior to the effective date of such conversion, unless the effective date is the date the vote is taken, in which case the Corporation shall give such notice to the Holders of the Series D Preferred Stock within three (3) days of such vote or consent.

                         (iii) EFFECTIVENESS OF CONVERSION.  If the total number
                  of shares of Common Stock that would be outstanding after any Series C Preferred Stock or Series D Preferred Stock is converted would exceed the total number of authorized shares of Common Stock of the Corporation, then such conversion will be postponed until such time when the total number of authorized shares of Common Stock of the Corporation exceeds the total number of shares of Common Stock that would be outstanding after such shares of Series C Preferred Stock or Series D Preferred Stock have been converted. The effective date of conversion hereunder shall be the later of (1) the date such conversion option is exercised and (2) the date on which the Board of Directors increases the number of authorized shares of Common Stock of the Corporation to a number that exceeds the total number of Common Stock that would be outstanding after such shares of Series C Preferred Stock or Series D Preferred Stock have been converted.

                         (iv) SPECIAL CONDITION. Notwithstanding any other provision to the contrary set forth herein, no shares of Series D Preferred Stock shall be converted into shares of Common Stock at any time pursuant to this Section 6 unless simultaneously therewith (A) all then outstanding shares of Series D Preferred Stock shall be so converted into shares of Common Stock, and (B) all then outstanding shares of Series C Preferred Stock shall be converted into shares of Common Stock in accordance with the provisions of Section 6 of the Series C Certificate.

       (b)  CONVERSION PROCEDURE.

            (i)   NOTICE.   Each  Holder  of  Series  D Preferred Stock  or  the
      Corporation may exercise the conversion option set forth in Section 6(a)(i) above only upon no less than ten (10) but no more than (30) days' prior written notice to the Corporation, which shall set forth the desired effective date of the conversion, subject to postponement as set forth in
      Section 6(a)(iii) above.

            (ii) SURRENDER. On or after the effective date of any conversion of the Series D Preferred Stock, and in any event within 10 days after the effective date of such conversion, each Holder of record of shares of the Series D Preferred Stock being converted shall surrender such Holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of Common Stock into which such shares of Series D Preferred

      Stock are converted and cash as provided in Section 6(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. On the effective date of any conversion of the Series D Preferred Stock pursuant to Section 6(a), each Holder of record of shares of Series D Preferred Stock shall be deemed to be the Holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series D Preferred Stock shall not have been surrendered at the office of the Corporation or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such Holder.

            (iii) CANCELLATION. All certificates evidencing shares of Series D Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof, from and after the date such certificates are so required to be surrendered shall be deemed to have been retired and canceled.

       (c) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. The determination of fractional shares shall be based on the aggregate number of shares of Series D Preferred Stock surrendered for conversion by any Holder of Series D Preferred Stock and not on the individual shares of Series D Preferred Stock held by such Holder.

      (d) RESERVATION OF SHARES; INCREASE OF AUTHORIZED COMMON STOCK. The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all the outstanding Series D Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-existing par value of the shares of Common Stock issuable upon conversion of Series D Preferred Stock, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

      (e)   ADJUSTMENTS TO SERIES D PREFERRED STOCK FOR DILUTING ISSUES.

            (i) ADJUSTMENT UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. As used herein, the "CONVERSION PRICE" shall initially mean $0.05 per share of Common Stock. The initial Conversion Price shall be subject to further adjustment as hereinafter provided. If, after the Series D Original Issue Date, the Corporation shall issue (or pursuant to Section 6(e)(ii) be deemed to have issued) Additional Shares of Common Stock, for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in each such event, the Conversion Price shall be reduced to the amount of the consideration per share received by the Corporation upon such issue or sale. Upon each adjustment of the Conversion Price, the holder of each share of Series D Preferred Stock shall thereafter be entitled to convert such share into the number of shares of Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares into which such share of Series D Preferred Stock could be converted immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

            (ii) OPTIONS AND CONVERTIBLE SECURITIES. In the event the Corporation at any time shall issue any Options and Convertible Securities that are deemed Additional Shares of Common Stock or shall fix a record date for the determination of Holders of any class of securities entitled to receive any such Options and Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, PROVIDED that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (A) no further adjustment in any Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such options or conversion or exchange of such Convertible Securities;

                  (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, any Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, any Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be computed as if:

                         (I) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                         (II) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by he Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to
                  Section 6(e)(iii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                  (D) no adjustment pursuant to Section 6(e)(ii)(B) or 6(e)(ii)(C) above shall have the effect of increasing any Conversion Price to an amount which exceeds the lesser of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                  (E) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in any Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 6(e)(ii) as of the actual date of their issuance.

            (iii) DETERMINATION OF CONSIDERATION. For purposes of Section 6(e), the consideration received by the Corporation for the issuance (or deemed issuance) of any Additional Shares of Common Stock shall be computed as follows:

                  (A)     CASH   AND   PROPERTY:    Such   consideration  shall:
            (1) insofar as it consists of cash, be computed as the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends; (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, or if requested by the Required Holders, as determined by independent accounts of recognized standing promptly selected by the Corporation to value such property, whereupon such value shall be given to such consideration and shall be recorded on the books of the Corporation with respect to the receipt of such property; and (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration received for the Additional Shares of Common Stock, computed as provided in the foregoing clauses (1) and (2), as determined in good faith by the Board of Directors.

                  (B) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(e)(ii), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received by the Corporation as consideration for the issue of such Options or
            Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options or the conversion or exchange of such Convertible Securities, by
            (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (iv) ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. In the event that the Corporation at any time shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for any consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, any Conversion Price then in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on he Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

            (v) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(e)(iv) or a merger or other reorganization referred to in
      Section 6(f) below), any Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that such Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the Holders could otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of such stock that would have been subject to receipt by the Holders of such Series D Preferred Stock as if such Holder had converted into Common Stock immediately before that change.

            (vi) IN GENERAL. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate reduction in the Conversion Price so as to protect the rights of the Holders of the Series D Preferred Stock.

      (f) CONSOLIDATION OR MERGER. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation, other than a consolidation or merger which is treated as a liquidation pursuant to Section 4(b), then, as a part of such consolidation or merger, provision shall be made so that the Holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such consolidation or merger, to which a Holder of Common Stock issuable upon such conversion would have been entitled on such consolidation or merger. In any such case, appropriate adjustment (including, without limitation, an adjustment of the Conversion Price then in effect to the price of the Common Stock reflected in the merger or consolidation if the price is less than any Conversion Price then in effect) shall be made in the application of the provisions of this Section 6 with respect to the rights and interests thereafter of the Holders of the Series D Preferred Stock after the consolidation or merger to the end that the provisions of this Section 6 and the number of shares acquirable upon conversion of the Series D Preferred Stock shall be applicable after the consolidation or merger in as nearly equivalent a manner as may be practicable as before the consolidation or merger. So long as any Series D Preferred Stock is outstanding, the Corporation shall preserve the rights of the Series D Preferred Stock, including without limitation the rights set forth in Sections 2, 3, 4, 5 and 6. The actions taken pursuant to this Section 6(f) shall be satisfactory in form and substance to the Required Holders.

      (g) CERTIFICATE AS TO THE ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof an furnish to each Holder of affected Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder of Series D Preferred Stock, furnish or cause to be furnished to such Holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of the Series D Preferred Stock. All adjustments made pursuant to this Section 4 shall be made to the nearest one hundredth of a cent.

      (h) NO IMPAIRMENT. The Corporation will not, by amendment of the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation for the benefit of the Holders of the Series D Preferred Stock but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Series D Preferred Stock against impairment.

      (i) TAXES ON CONVERSION. The Corporation will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series D Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in the name other than that of the Holder of the share(s) of Series D Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

      (j) NOTICE OF RECORD DATE. In the event that there occurs any of the following events or a vote of the Board of Directors or stockholders of the Corporation approving any of the following events:

            (i)   the   Corporation   declares   a   dividend   (or  any   other
      distribution) on its Common Stock payable in cash, Common Stock, other securities of the Corporation or otherwise;

            (ii) the Corporation subdivides or combines its outstanding shares of Common Stock;

            (iii) there occurs or is proposed to occur any reclassification of the Common Stock of the Corporation;

            (iv) the Corporation offers for subscription pro rata to the Holders of any class of its stock any additional shares of stock of any class or other rights;

            (v) the Corporation issues (or is deemed to have issued) any Additional Shares of Common Stock;

            (vi) a sale of all or substantially all of the assets of the Corporation or any consolidation or merger of the Corporation into or with another corporation or other entity; or

            (vii) the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series D Preferred Stock, and shall cause to be mailed to the Holders of the Series D Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, within ten days of the occurrence of such event, and in any such event:

                  (A) at least ten (10) days prior to the record date for declaring any dividend, distribution, subdivision, combination or reclassification, or, if a record is no to be taken, the date as of which the Holders of Common Stock of record to be entitled to any such dividend, distribution, subdivision, combination or reclassification are to be determined, the Corporation shall send a notice to the Holders of Series D Preferred Stock describing in reasonable detail such dividend, distribution, subdivision, combination or reclassification and the proposed timing thereof; and

                  (B)    at least twenty (20) days prior  to  the  date on which
            any Sale of the Corporation, consolidation, merger, sale, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that Holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Sale of the Corporation, consolidation, merger, sale, liquidation, dissolution, or winding-up, the Corporation shall send a notice to the Holders of Series D Preferred Stock describing such Sale of the Corporation, consolidation, merger, sale, liquidation, dissolution, or winding-up in reasonable detail and the proposed timing thereof.

      Section 7. WAIVERS. Except where a larger percentage of shares of any class or series of Series D Preferred Stock is required by the Certificate of Incorporation to take any action or exercise any rights, the Required Holders may waive, by delivery of written notice to the Corporation, any of the rights, preferences or privileges relating to such class of Series D Preferred Stock hereunder, either prospectively or retrospectively.


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                                       16

      IN WITNESS WHEREOF, GenuTec Business Solutions, Inc. has caused this Certificate of Designations to be executed on its behalf by its Chief Executive Officer, Roy M. Cox, and attested to by its Secretary, Christian Simonsen, this 6[th] day of November, 2007.

                                    GENUTEC BUSINESS SOLUTIONS, INC.


                                    By:  /s/ Roy M. Cox
                                        ----------------------------------------
                                        Name:  Roy M. Cox
                                        Title: Chief Executive Officer


      THE UNDERSIGNED, the Secretary of GenuTec Business Solutions, Inc., hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Designations to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof or otherwise required to be verified under oath are true in all material respects, under the penalties of perjury.



By:  /s/ Christian Simonsen
    -----------------------------------
    Name:  Christian Simonsen
    Title: Secretary